Exhibit 5.1

December 20, 2004

Interline Brands, Inc.
801 W. Bay Street
Jacksonville, Florida  32004-1605

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Interline Brands, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), we have been requested by the Company to furnish our opinion as to the legality of up to 3,177,327 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), registered for issuance under the Registration Statement.  Of the Shares, 3,175,000 are reserved for issuance under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) and 2,327 are reserved for issuance under the 2000 Stock Award Plan (the “2000 Plan,” and together with the 2004 Plan, the “Plans”).

In connection with the furnishing of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                       the Registration Statement;

2.                                       the Amended and Restated Certificate of Incorporation of the Company;

3.                                       the Amended and Restated By-Laws of the Company;

4.                                       the Plans;

5.                                       the forms of the stock option and restricted stock award agreements related to the Plans provided to us by the Company;

6.                                       the Agreement and Plan of Merger, dated as of December 15, 2004 (the “Merger Agreement”), by and among Interline Brands, Inc., a New Jersey corporation, the Company and Interline Subsidiary, Inc., a New Jersey corporation; and

7.                                       those corporate records, agreements and other instruments of the Company, and all other certificates, agreements and documents, that we have considered relevant and necessary as a basis for the opinion expressed in this letter.

In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.  For purposes of the following opinion, we have also assumed the consummation of the merger contemplated in the Merger Agreement and the other transactions described in the Registration Statement of the Company on Form S-1 (File No. 333-116482), as amended, under “Certain Relationships and Related Transactions — Reorganization Transactions” in accordance with the terms of the applicable agreements.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, when issued in accordance with the terms of the Plans and any applicable stock option, restricted stock award or other agreements under such Plans, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware.  Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus to be distributed to participating employees as required by Rule 428(b)(1) under the Act.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP